EXHIBIT 4(4)

STATE OF ISRAEL
MINISTRY OF FINANCE

OFFICE OF THE LEGAL ADVISOR

June 11, 2025

Ministry of Finance

Government of Israel

1 Kaplan Street

Hakiriya, Jerusalem 91008

ISRAEL

Re: Registration Statement of the State of Israel on Schedule B

Dear Sirs:

I, Legal Advisor to the Ministry of Finance of the State of Israel (“Israel”), have reviewed the above referenced Registration Statement on Schedule B (the “Registration Statement”), filed on the date hereof with the United States Securities and Exchange Commission (the “Commission”) under the Securities Act of 1933, as amended (the “Act”), including the Prospectus constituting a part thereof (including any amendments or supplements thereto, the “Prospectus”), and the Master Underwriting Agreement and Master Fiscal Agency Agreement, including, in each case, the extensions, amendments and supplements thereto (collectively, the “Agreements”), filed as exhibits to the Registration Statement, pursuant to which Israel proposes to issue and sell certain debt securities (the “Bonds”).

The issuance of the Bonds has been authorized pursuant to the State Property Law of Israel.

It is my opinion that when the Bonds have been duly authorized, issued and executed by Israel and authenticated, paid for and delivered as contemplated by the Agreements and the Prospectus, the Bonds will constitute valid and legally binding direct and unconditional obligations of Israel under and with respect to the present laws of Israel.

I hereby consent to the filing of this opinion as an exhibit to the Registration Statement and to the use of my name under the heading “Validity of the Bonds” in the Prospectus forming a part of the Registration Statement. In giving the foregoing consent, I do not thereby admit that I am in the category of persons whose consent is required under Section 7 of the Act or the rules and regulations of the Commission thereunder. I also consent to the reliance on this opinion by Arnold & Porter Kaye Scholer LLP as to any matter relating to the laws of Israel, in connection with any opinion required to be filed with or delivered to the Commission or to the Development Corporation for Israel.

Very truly yours,

/s/ David Kopel

David Kopel
The Legal Advisor to the Ministry of Finance
Government of Israel